EXHIBIT 10.6

MF ACQUISITION CORPORATION
2004 ROLLOVER STOCK OPTION PLAN

SECTION 1.   Purpose; Definitions

The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating selected employees and to provide the Corporation and its subsidiaries with a stock option plan providing incentives more directly linked to the profitability of the Corporation’s businesses and increases in stockholder value.  The purpose of the Plan is also to provide, pursuant to the Agreement and Plan of Merger dated as of March 16, 2004 among Maidenform, Inc., the Corporation, MF Merger Corporation and Ares Corporate Opportunities Fund, L.P., for the grant of stock options of the Corporation in substitution for outstanding stock options granted by Maidenform, Inc.

For purposes of the Plan, the following terms are defined as set forth below:

(a)                                  “Affiliate” means a corporation or other entity controlled by the Corporation and designated by the Committee from time to time as such.

(b)                                 “Board” means the Board of Directors of the Corporation.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)                                 “Commission” means the Securities and Exchange Commission or any successor agency.

(e)                                  “Committee” means the Committee referred to in Section 2, except that, prior to the time the Committee is constituted, it shall mean the Board.

(f)                                    “Common Stock” means the common stock, par value $0.0l per share, of the Corporation.

(g)                                 “Corporation” means MF Acquisition Corporation, a Delaware corporation.

(h)                                 “Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(i)                                     “Effective Date” means May 11, 2004.

(j)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(k)                                  “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sale prices of the Shares on the New York Stock Exchange, Inc. Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are then listed or admitted to unlisted trading privileges or on NASDAQ or, if not so listed, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.  If there is no regular public trading market for such Shares, the Fair Market Value of the Shares shall be determined by the Committee in good faith.

(l)                                     “Family Member” means solely to the extent provided for in Rule 701 under the Securities Act, or following the filing of a Securities Act Form S-8 with respect to the Plan, any “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

(m)                               “NASDAQ” means the NASDAQ Stock Market, Inc.

(n)                                 “NonQualified Stock Option” means any Stock Option that is not an Incentive Stock Option, as defined in Section 422 of the Code.

(o)                                 “Option Adjustment Amount” means an amount of money per share representing the antidilution adjustment made prior to the Effective Date with respect to the outstanding stock options for which options under this Plan are granted in substitution, subject to adjustment as provided under this Plan or the applicable Stock Option Agreement.

(p)                                 “Option Shares” means Shares acquired upon the exercise of a Stock Option.

(q)                                 “Participant” means an individual to whom the Committee has offered the right to acquire shares under the Plan pursuant to a Stock Option.

(r)                                    “Plan” means the MF Acquisition Corporation 2004 Rollover Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

(s)                                  “Preferred Stock” means the cumulative perpetual preferred stock, par value $0.01 per share and liquidation preference $100.00 per share, of the Corporation.

(t)                                    “Registration Date” means the first date:  (i) on which the Corporation sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act; or (ii) any class of common equity securities of the Corporation are registered under Section 12 of the Exchange Act.

(u)                                 “Securities Act” means the Securities Act of 1933, as amended.

(v)                                 “Shares” means Common Stock or Preferred Stock.

(w)                               “Stock Option” means an option granted under the Plan, which is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(x)                                   “Stock Option Agreement” means the agreement with a Participant pursuant to which a Stock Option is granted, as provided in Section 6 of the Plan.

(y)                                 “Termination of Employment” means the termination of the Participant’s employment with the Corporation or an Affiliate or with any subsidiary of the Corporation or Affiliate.  A Participant employed by a subsidiary of the Corporation or an Affiliate shall also be deemed to incur a Termination if the subsidiary of the Corporation or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of the Corporation or another subsidiary of the Corporation or an Affiliate.  Temporary absences because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered a Termination of Employment.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.   Administration

The Plan shall be administered by a committee consisting solely of non-employee directors (the “Committee”), provided that after the Registration Date the Committee shall consist of solely two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 and “independent” as defined under applicable stock exchange rules.  The Committee shall act by a majority of its members then in office.  The Committee may (i) delegate to an officer of the Corporation such of its powers and authority under the Plan as it deems appropriate (including, without limitation, the authority to grant a Stock Option or to execute a Stock Option Agreement or other documents on behalf of the Committee, provided that no Participant may execute any Stock Option Agreement granting a Stock Option to himself or herself), and (ii) authorize any one or more of its members or any officer of the Corporation to execute and deliver documents on its behalf.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Corporation.

The Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including a review of any decision, interpretation or other action by a delegate.  All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, individuals persons deriving their rights from a Participant, and all other persons.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion:

(a)                                  Determine whether options to purchase Common Stock and options to purchase Preferred Stock must be exercised in tandem;

(b)                                 Modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time, including, without limitation, the ability to (i) extend the term or period of exercisability of any Stock Options, (ii) modify the exercise price under any Stock Option, or (iii) waive any terms or conditions applicable to any Stock Option; provided, however, that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding Stock Option without the Participant’s written consent;

(c)                                  Determine to what extent and under what circumstances Shares and other amounts payable with respect to a Stock Option shall be deferred; and

(d)                                 Clarify, construe or resolve any ambiguity in any provision of the Plan or any Stock Option Agreement.

To the maximum extent permitted by law, no officer, member or former officer or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it.  To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Corporation and to the extent not covered by insurance, each officer, member or former officer or member of the Committee shall be indemnified and held harmless by the Corporation against any cost or expense (including reasonable fees of counsel reasonable acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising our of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former officer’s or member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the officers, members or former officers or members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Corporation or otherwise.

SECTION 3.   Shares Subject to Plan

The total number of Shares initially reserved and available for grant under the Plan shall be 775,000 shares of Common Stock and 14,100 shares of Preferred Stock.  Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

If any Stock Option terminates without being exercised, Shares subject to such Stock Option shall again be available for distribution in connection with Stock Options granted under the Plan.  In addition, if Shares have been exchanged by a Participant as full or partial payment to the Corporation of the exercise price, or for payment of withholding taxes, or if the number of Shares otherwise deliverable has been reduced for full or partial payment to the Corporation of the exercise price or for payment of withholding taxes, the number of Shares exchanged or reduced shall again be available under the Plan.

In connection with the acquisition of any business by the Corporation or any Affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Stock Options under the Plan upon such terms and conditions as the Committee determines.  The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Corporation and its affiliates for purposes of such grant or award.

SECTION 4.   Adjustments; Merger/Consolidation

(a)                                  In the event of any change in the Shares subject to the Plan or to any Stock Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure of the Corporation, distribution (other than normal cash dividends on Common Stock) or extraordinary distribution on Common Stock to stockholders of the Corporation, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of shares subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.  The term “shares” after any such change shall refer to the securities, cash and/or property then receivable upon exercise of a Stock Option.  In the case of options to purchase Preferred Stock, the applicable Stock Option Agreement shall specify the adjustments to be made in respect of dividends on the Preferred Stock, and the Stock Option Agreement shall include provisions relating to redemption of the Preferred Stock.

In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the maximum number of shares which may be acquired under the Plan pursuant to the exercise of Stock Options and the number of shares, price per share and Option Adjustment Amount per share subject to outstanding Stock Options, and the determination of the Committee as to these matters shall be conclusive and binding on the Participant.

(b)                                 In the event that the Corporation is a party to a merger or consolidation, or any transaction that results in the acquisition of all or substantially all of the Corporation’s Shares by a single person or entity or by a group of persons or entities in concert, or the sale or transfer of all or substantially all of the Corporation’s assets, outstanding Stock Options (and Option Shares) shall be subject to the agreement of merger or consolidation or other applicable transaction agreement.  Such agreement, without the Participants’ consent, may provide for:

(i)                                     continuation or assumption of such outstanding Stock Option under the Plan by the Corporation (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)                                  substitution by the surviving corporation or its parent of stock options with substantially the same terms for such outstanding Stock Options (and, if the Corporation is not a publicly traded entity, substitution of Option Shares with equity of the surviving corporation or its parent with substantially the same terms as the outstanding Option Shares);

(iii)                               the expiration of such outstanding Stock Options to the extent not timely exercised by the date of the merger, consolidation, applicable transaction or other date thereafter designated by the Board;

(iv)                              cancellation of all or any portion of such outstanding Stock Options by a cash payment of the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Stock Options or portion thereof being canceled over the aggregate purchase price with respect to such Stock Options or portion thereof being canceled; or

(v)                                 redemption of all or any portion of the Option Shares by a cash payment of the excess, if any, of the Fair Market Value of the Option Shares over the aggregate purchase price paid with respect to such Option Shares.

(c)                                  Except as provided in this Section 4, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of shares of stock of the Corporation of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to a Stock Option.  The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 5.   Eligibility

Only employees of the Corporation, its subsidiaries and Affiliates are eligible to become Participants in the Plan, as determined by the Committee in its sole discretion.

SECTION 6.   Stock Options

Stock Options will be NonQualified Stock Options and are not intended to qualify as an “incentive stock option” under Section 422 of the Code.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options shall be evidenced by a Stock Option Agreement, the terms and provisions of which may differ for each Participant and with respect to each separate grant (even if given to the same Participant).  The grant of a Stock Option shall occur on the date specified by resolution by the Committee.  The Corporation shall notify a Participant of any Stock Option grant by sending the Participant a Stock Option Agreement (or a written notice of stock option grant which notice references a form Stock Option Agreement).  The Stock Option Agreement covering the Stock Option shall be effective when the notice of grant (or in the absence of such notice of grant, the Stock Option Agreement) shall be duly executed by the Corporation and the Participant.

Unless the Stock Option Agreement (or the Committee, in its discretion determines otherwise), Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)                                  Option Term.  The term of each Stock Option shall be the term fixed by the Committee.

(b)                                 Vesting and Exercisability.  Stock Options shall be vested in full on the date of grant and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  Any Stock Option that is not exercised within its applicable exercise period shall expire automatically.

(c)                                  Method of Exercise.  Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of Shares subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the aggregate exercise price by certified or bank check or such other instrument as the Corporation may accept.  If approved by the Committee, in its discretion, payment, in full or in part, may also be made in the form of Common Stock or Preferred Stock already owned by the Participant (based on the Fair Market Value of the Common Stock or Preferred Stock, as the case may be, on the date the Stock Option is exercised).

If approved by the Committee, in its sole discretion, payment for any Shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes.  To the extent permitted by applicable law, to facilitate the foregoing, the Corporation may, in its sole discretion, enter into agreements for coordinated procedures with one or more brokerage firms.

In addition, if approved by the Committee, in its sole discretion, payment for any Shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such Shares having a Fair Market Value equal to the aggregate exercise price of such Stock Option.

No Shares will be issued until full payment therefor has been made.  Except as otherwise provided in Section 6(f) of the Plan, a Participant shall have all of the rights of a stockholder of the Corporation holding the class or series of Shares that are subject to such Stock Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such Shares and, if requested, has given the representation described in Section 11(a) of the Plan, and made such other representations as the Committee shall require pursuant to Section 8 of the Plan.

(d)                                 Nontransferability of Stock Options.  No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution; (ii) pursuant to (A) a qualified domestic relations order (as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (B) a gift to such Participant’s children, whether directly or indirectly or by means of a trust or partnership or otherwise; or (iii) if expressly permitted under the applicable Stock Option Agreement to a Family Member or any other Person or entity, pursuant to the terms set forth therein, provided that the Participant notifies the Committee in writing of such transfer.  Any Stock Option that is transferred pursuant to the preceding sentence may not be subsequently transferred otherwise than by will or the laws of descent and distribution and remains subject to the terms of the Plan and the Stock Option Agreement.  All Stock Options shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant named in the Stock Option Agreement, or any person to whom a Stock Option is transferred in accordance with the preceding sentence.

(e)                                  Employment Termination.  If a Participant incurs a Termination of Employment for any reason, any Stock Option held by such Participant may thereafter be exercised until the expiration of the stated term of such Stock Option as provided in Section 6(a).

(f)                                    Deferral of Option Shares.  Solely to the extent permitted by law, the Committee may, in its sole discretion, from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the Shares subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred Shares, all on such terms and conditions as the Committee shall determine.  If any such deferrals are permitted, then notwithstanding Section 5(d) above, a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred Shares unless and until Shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(g)                                 Other Agreement.  Notwithstanding anything herein to the contrary, as a condition to the receipt of Shares pursuant to a Stock Option granted under this Plan prior to the Registration Date, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation which shall set forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, a right of first refusal of the Corporation with respect to Shares, and such other terms or restrictions as the Committee shall from time to time establish.  Such stockholder’s agreement or other documentation shall apply to the Shares acquired under the Plan and covered by such stockholder’s agreement or other documentation.  The Corporation may require, as a condition of exercise, the option holder to become a party to any other existing stockholder agreement or other agreement.

SECTION 7.   Withholding Taxes; Tax Offset Bonus

As a condition to the purchase of Shares pursuant to the exercise of a Stock Option, a Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such receipt or purchase.  The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Option Shares.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Stock Option under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Corporation, withholding obligations may be settled with Shares, including Shares that are part of the Stock Option that gives rise to the withholding requirement.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its

Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

At the time a Stock Option is granted hereunder or at any time thereafter, the Committee may grant to the Participant receiving such Stock Option the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Stock Option results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

The Corporation shall have the right to deduct from any payment to be made to a Participant, or otherwise require, prior to the issuance or delivery of Shares or the payment of cash hereunder, payment of any taxes required to be withheld by law.

SECTION 8.   Securities Law Requirements

Option Shares shall not be issued under the Plan unless the issuance and delivery of such Option Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation’s securities may then be traded.  The Corporation shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Option Shares under the Plan, and accordingly any certificates for such shares may have an appropriate legend or statement of applicable restrictions endorsed thereon.  Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Option Shares under the Plan, deliver to the Corporation an agreement or certificate containing such representations, warranties and covenants as the Corporation may deem necessary or appropriate to ensure that the issuance of Option Shares is not required to be registered under any applicable securities laws.

SECTION 9.   Term, Amendment and Termination

The Plan will terminate ten (10) years after the Effective Date of the Plan.  Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under a Stock Option theretofore granted without the Participant’s consent.  In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by law or agreement.

The Board or the Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any holder without the holder’s consent.

SECTION 10.   Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 11.   General Provisions

(a)                                  The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the public resale or distribution thereof in violation of applicable securities laws.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of each of the following conditions:

(i)                                     any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(ii)                                  obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)                                 Nothing contained in the Plan shall prevent the Corporation or any subsidiary of the Corporation or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)                                  Adoption of the Plan shall not confer upon any employee any right to continued employment or consultancy, nor shall it interfere in any way with the right of the Corporation or any subsidiary of the Corporation or Affiliate to terminate the employment of any employee at any time.

(d)                                 The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(e)                                  In the case of a grant of a Stock Option to any employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary thereafter will transfer the Shares to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

(f)                                    The Plan and all Stock Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.